                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                              EXABYTE CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)



    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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Notes:

                        [LOGO OF EXABYTE APPEARS HERE]
                               1685 38TH STREET
                            BOULDER, COLORADO 80301

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON APRIL 28, 1995

TO THE STOCKHOLDERS OF EXABYTE CORPORATION:

  NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Exabyte Corporation, a Delaware corporation (the "Company"), will be held on Friday, April 28, 1995 at 9:00 a.m. at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado, for the following purposes:

    1. To elect three directors to hold office until the 1998 Annual Meeting of Stockholders.

    2. To approve the Company's Incentive Stock Plan, as amended, to, among other things, increase the number of shares authorized for issuance thereunder by 1,500,000 shares, to add provisions with respect to Section 162(m) of the Internal Revenue Code of 1986, and to extend the termination date of the Plan to February 4, 2005.

    3. To ratify the selection of Price Waterhouse LLP as independent auditors of the Company for its fiscal year ending December 30, 1995.

    4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

  The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

  The Board of Directors has fixed the close of business on March 10, 1995 as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors


                                          /s/ Stephen F. Smith

                                          Stephen F. Smith
                                          Corporate Secretary

Boulder, Colorado
March 24, 1995


   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST BRING TO THE MEETING A LETTER FROM THE BROKER, BANK OR OTHER NOMINEE CONFIRMING YOUR BENEFICIAL OWNERSHIP OF THE SHARES. ADDITIONALLY, IN ORDER TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                              EXABYTE CORPORATION
                                1685 38TH STREET
                            BOULDER, COLORADO 80301
                               ----------------
                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 28, 1995
                               ----------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Exabyte Corporation, a Delaware corporation (the "Company" or "Exabyte"), for use at the Annual Meeting of Stockholders to be held on April 28, 1995, at 9:00 a.m. (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado.

SOLICITATION

  The Company will bear the entire cost of solicitation of proxies including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, facsimile, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

  The Company knows of no business which will be presented for consideration at the Annual Meeting other than that stated in the Notice of Annual Meeting. However, if any other business shall properly come before the meeting, votes may be cast pursuant to proxies solicited hereby in respect of such other business in accordance with the best judgment of the person or persons acting under the proxies.

  The Company intends to mail this proxy statement and accompanying proxy card on or about March 24, 1995 to all stockholders entitled to vote at the Annual Meeting.

VOTING RIGHTS AND OUTSTANDING SHARES

  Only holders of record of Common Stock at the close of business on March 10, 1995 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 10, 1995, the Company had outstanding and entitled to vote 21,669,150 shares of Common Stock.

  Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting. All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

  Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive offices, 1685 38th Street, Boulder, Colorado 80301, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

  Proposals of stockholders that are intended to be presented at the Company's 1996 Annual Meeting of Stockholders must be received by the Company not later than November 25, 1995 in order to be included in the proxy statement and proxy relating to that Annual Meeting.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

  The Company's Restated Certificate of Incorporation and By-Laws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled by a majority of the stockholders or by a majority of the remaining directors. A director elected to fill a vacancy (including a vacancy created by an increase in the Board of Directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

  The Board is presently composed of six members. There are three directors in the class whose term of office expires in 1995. The nominees for election to this class are Peter D. Behrendt, Bruce M. Holland and Thomas G. Washing, each of whom is currently a director of the Company and was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 1998 Annual Meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

  Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve, if elected, and management has no reason to believe that any nominee will be unable to serve.

  Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING

Peter D. Behrendt

  Mr. Behrendt, age 56, joined the Company as President, Chief Operating Officer and a director in July 1987 and has served as the Company's Chief Executive Officer since July 1990 and as the Company's Chairman of the Board since January 1992. Prior to joining the Company, Mr. Behrendt held various executive positions during 26 years with IBM, including Director of Quality and Product Assurance for the Information Systems and Communications Group and Product Manager of the electronic typewriter business, and was responsible for product and business planning for IBM's tape and disk offerings. Mr. Behrendt is also a director of Western Digital Corporation.

Bruce M. Holland

  Mr. Holland, age 43, has served as a director of Exabyte since January 1989. Mr. Holland has served as President, Chief Executive Officer and a director of SpectraLink Corporation, a telecommunications equipment manufacturer, since its inception in April 1990. Prior thereto, Mr. Holland founded Cadnetix, a CAD/CAM manufacturer, in 1982 and served as its President and a member of its Board of Directors from its inception until the merger with Daisy Systems in 1988, at which time he became President, Chief Operating Officer and a director of Daisy/Cadnetix, Inc. (which filed for protection under Chapter 11 of the U.S. Bankruptcy Code in May 1990). Mr. Holland resigned as President and Chief Operating Officer of Daisy/Cadnetix, Inc. in September 1989 and resigned his position as a director in December 1989.

Thomas G. Washing

  Mr. Washing, age 53, has served as a director of Exabyte since January 1986. Since April 1994 Mr. Washing has been President of Sanitas Capital Management, a Boulder, Colorado-based firm providing strategic and financial assistance to emerging growth companies. Mr. Washing was a General Partner in the venture capital firm of Hill, Carman & Washing from 1985 to 1994. He previously co-founded Horsley Keogh & Associates, a venture capital investment firm, in 1983. Prior to entering the venture capital industry, Mr. Washing practiced law, specializing in corporate and securities law.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NAMED NOMINEE

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1996 ANNUAL MEETING

Ralph Z. Sorenson

  Dr. Sorenson, age 61, has served as a director of Exabyte since January 1993. Dr. Sorenson is currently a professor at the College of Business and Administration at the University of Colorado at Boulder. From July 1992 to June 1993 he was Dean of the College. Dr. Sorenson served as adjunct professor of management at the Harvard Business School from 1989 to 1992, teaching management policy and practice. From 1981 to 1989, Dr. Sorenson was Chairman, President and Chief Executive Officer of Barry Wright Corporation, a diversified industrial company engaged in the design and manufacture of industrial products for improving productivity and integrating filing systems for the office. Prior to 1981 he was president of Babson College in Wellesley, Massachusetts. Dr. Sorenson also serves as a director of Eaton Vance Corporation, Houghton Mifflin Company, Polaroid Corporation, Sweetwater, Inc., and Whole Foods Market Incorporated.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1997 ANNUAL MEETING

James M. McCoy

  Mr. James M. McCoy, age 48, has served as a director of Exabyte since March 1986. Mr. McCoy served as Chairman of the Board of Maxtor Corporation, a disk drive manufacturer which he co-founded in 1982, until February 1994. Mr. McCoy also served as Chief Executive Officer of Maxtor from 1982 to 1987. Prior to his association with Maxtor, Mr. McCoy was a co-founder and Vice President of Marketing for Quantum Corporation, also a disk drive manufacturer. Mr. McCoy previously held marketing and manufacturing management positions at Shugart Associates, Verbatim Corporation, Information Magnetics Corporation, AVCO/Cartridge Television and IBM.

Mark W. Perry

  Mr. Perry, age 51, has served as a director of Exabyte since March 1994. He has served as President and Chief Executive Officer of ViewStar, a business process automation software company, since May 1994. Previously, Mr. Perry was employed by Silicon Graphics, a manufacturer of visual computing systems, serving as Vice Chairman in 1993, as Executive Vice President responsible for worldwide sales, marketing and service, business development and administration in 1991 and 1992, as Executive Vice President responsible for the product divisions, including research and development, manufacturing, marketing and software applications from 1988 through 1990, and as Vice President of Finance and Administration and Chief Financial Officer from 1985 to 1988. Prior to his association with Silicon Graphics, Mr. Perry was Executive Vice President and Chief Operating Officer of Sonoma Vineyards, Windsor, California from 1982 to 1985 and a partner at Arthur Young & Company, San Francisco, California, from 1977 to 1982. Mr. Perry is a Certified Public Accountant. Mr. Perry is a director of Silicon Graphics.

BOARD COMMITTEES AND MEETINGS

  During the fiscal year ended December 31, 1994, the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee but does not have a Nominating Committee or any committee performing a similar function.

  The Audit Committee meets with the Company's independent auditors at least annually to review the results of the annual audit and discuss the financial statements; recommends to the Board the independent auditors to be retained; and receives and considers the auditors' comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls. The Audit Committee, which is currently composed of Messrs. Washing, Perry and Sorenson, met two times during the year ended December 31, 1994.

  The Compensation Committee makes recommendations concerning salaries, incentive compensation and stock options to officers and directors, and otherwise determines compensation levels and performs such other functions regarding compensation as the Board may delegate. The Compensation Committee is currently composed of Messrs. Holland, McCoy, Perry, Sorenson and Washing. The Compensation Committee met three times during the year ended December 31, 1994. Under the terms of the Company's Incentive Stock Plan, the Board of Directors delegated the authority to grant options to employees who are not officers or directors to a Stock Option Committee composed of Messrs. Behrendt, Holland and Washing.

  During the fiscal year ended December 31, 1994, each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served, during the period for which he was a director or committee member, respectively.

                                 PROPOSAL NO. 2

                APPROVAL OF THE INCENTIVE STOCK PLAN, AS AMENDED

  The Company's Board of Directors adopted the Incentive Stock Plan (the "Incentive Plan") in January 1987. In January 1990, the Board approved the amendment and restatement of the Incentive Plan to enhance the flexibility of the Board in granting stock options and stock purchase rights to the Company's employees and to consultants. The amended and restated Incentive Plan was approved by the Company's stockholders at its 1990 Annual Meeting.

  As a result of a series of amendments to the Incentive Plan, as of January 1, 1995, an aggregate of 6,500,000 shares were authorized for issuance under the Incentive Plan and only 753,925 shares remained available for future grants under the Incentive Plan. As a result, in February 1995, the Company's Board of Directors amended the Incentive Plan, subject to stockholder approval, to, among other things, increase the aggregate number of shares authorized for issuance under the Incentive Plan from 6,500,000 to an aggregate of 8,000,000 shares and to extend the termination date of the Incentive Plan from January 15, 2003 to February 4, 2005.

  The amendment to increase the number of shares authorized for issuance was adopted by the Board to ensure that the Company can continue to grant stock options and stock purchase rights to employees and consultants at levels determined appropriate by the Board and the Compensation and Stock Option

Committees. In addition, the amendment to extend the termination date to February 4, 2005 will permit the Company to grant options under the Incentive Plan beyond its original termination date. The Incentive Plan was also amended to clarify, among other things, that consultants to any parent or subsidiary of the Company are also eligible to participate in the Incentive Plan.

  In February 1995, the Board also amended the Incentive Plan, subject to stockholder approval, generally to permit the Company, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), to continue to be able to deduct as a business expense certain compensation attributable to the exercise of stock options granted under the Incentive Plan. Section 162(m) denies a deduction to any publicly held corporation for certain compensation paid to specified employees in a taxable year to the extent that the compensation exceeds $1,000,000 for any covered employee. See "Federal Income Tax Information" below for a discussion of the application of Section 162(m). In light of the Section 162(m) requirements, the Board has amended the Incentive Plan, subject to stockholder approval, to include a limitation providing that no employee may be granted options or stock purchase rights under the Incentive Plan during a calendar year to purchase in excess of 500,000 shares of Common Stock. Previously, no such formal limitation was placed on the number of shares available for grants to an employee. In addition, the Incentive Plan was amended, subject to stockholder approval, to provide that, in the Board's discretion, directors who grant options and rights to covered employees generally will be "outside directors" as defined in
Section 162(m). For a description of this requirement, see "Administration."

  During the last fiscal year, under the Incentive Plan, the Company granted to all current executive officers as a group options to purchase 218,000 shares at exercise prices ranging from $18.375 to $21.75 per share, to all employees (including executive officers) as a group options to purchase 877,380 shares at exercise prices ranging from $15.375 to $21.75 per share, and to all current non-employee directors as a group options to purchase 30,000 shares at an exercise price of $19.625.

  Proposal 2 requests that the stockholders approve the Incentive Plan, as amended. If the stockholders fail to approve this Proposal 2, options granted under the Incentive Plan after the Annual Meeting will not qualify as performance-based compensation and, in some circumstances, the Company may be denied a business expense deduction for compensation recognized in connection with the exercise of these stock options. The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to approve the Proposal. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

  The essential features of the Incentive Plan are outlined below.

                GENERAL TERMS OF THE INCENTIVE PLAN, AS AMENDED

GENERAL

  The Incentive Plan provides for the grant of both incentive and nonstatutory stock options to all employees of and consultants to the Company and its affiliates. The Incentive Plan also provides for the non-discretionary grant of nonstatutory stock options to directors who are not employees of the Company or any of its affiliates. Unless the context indicates otherwise, an "affiliate" of the Company refers to any "parent" or "subsidiary" of the Company as those terms are defined in Section 424 of the Code. Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code. Nonstatutory stock options granted under the Incentive Plan are intended by the Company not to qualify as incentive stock options under the Code. The Incentive Plan also provides for the grant of rights to purchase Common Stock of the Company. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options and stock purchase rights.

PURPOSE

  The purpose of the Incentive Plan is to encourage ownership of shares of the Company by key employees and consultants of the Company, thereby providing additional incentive for such persons to further the success of the Company. The Incentive Plan is also intended to encourage ownership of shares of the Company by the Company's non-employee directors, thereby securing the services of such qualified directors and providing them with incentives to exert maximum efforts for the success of the Company.

ADMINISTRATION

  The Incentive Plan is administered by the Board of Directors of the Company. The Board is authorized in the Incentive Plan to delegate administration of the Incentive Plan to a committee composed of not fewer than two members of the Board. The Board has delegated administration of option grants to employees and consultants who are not officers or directors of the Company to a Stock Option Committee of the Board. The Board has delegated administration of option grants to officers and employee directors of the Company to the Compensation Committee of the Board. Administration of the portion of the Incentive Plan governing non-discretionary grants of options to non-employee directors currently remains vested in the Board.

  With respect to options and stock purchase rights granted to employees and consultants, the Board has the power to interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which options and stock purchase rights will be granted; whether an option will be an incentive stock option or a nonstatutory stock option; the number of shares subject to each option or stock purchase right; the exercise price and other terms and provisions of each option or stock purchase right granted; and with the consent of the holder thereof, to modify, terminate or amend each option or stock purchase right granted; to accelerate or defer, with the consent of the optionee, the exercisability of any option; and to prescribe, amend and rescind rules and regulations relating to the Incentive Plan. With respect to options granted to non-employee directors, the Board has the power to interpret the Incentive Plan. As used herein with respect to the Incentive Plan, the "Board" refers to the Stock Option Committee and the Compensation Committee as well as to the Board of Directors itself.

  The proposed regulations under Section 162(m) require that the directors who serve as members of such Committees must be "outside directors." The Incentive Plan has been amended, subject to stockholder approval, to provide that, in the Board's discretion, directors serving on the Committees will also be "outside directors" within the meaning of Section 162(m). This limitation would exclude from such Committees (i) current employees of the Company, (ii) former employees of the Company receiving compensation for past services (other than benefits under a tax-qualified pension plan), (iii) current and former officers of the Company, (iv) directors currently receiving direct or indirect remuneration from the Company in any capacity (other than as a director), unless any such person is otherwise considered an "outside director" for purposes of Section 162(m). The Company currently intends to monitor the proposed regulations and will determine at the appropriate time whether to make any change to the composition of its Committees if any would be required by the final regulations.

STOCK SUBJECT TO THE INCENTIVE PLAN

  If options or stock purchase rights granted under the Incentive Plan expire or become unexercisable for any reason without having been exercised in full, the unpurchased shares which were subject thereto become available for future grant or sale under the Incentive Plan (unless the Incentive Plan has been terminated).

ADJUSTMENT PROVISIONS

  Subject to action by the stockholders of the Company, if any, the number of shares of Common Stock covered by each outstanding option or stock purchase right, the maximum number of shares which may be granted to an employee during a calendar year, and the class, number of shares and price per share of stock subject to such outstanding options, and the number of shares of Common Stock which are then available under the Incentive Plan, as well as the price per share covered by each outstanding option or stock purchase right, will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, the payment of a stock dividend with respect to the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company.

EFFECT OF CERTAIN CORPORATE EVENTS

  With respect to options or stock purchase rights granted to employees of or consultants to the Company, the Incentive Plan provides that, in the event of
(a) a proposed dissolution or liquidation of the Company, (b) a merger of the Company with or into another corporation or (c) a proposed sale of all or substantially all of the assets of the Company, then, pursuant to the Incentive Plan, at the sole discretion of the Board of Directors and to the extent permitted by applicable law, (i) any surviving corporation will assume any options outstanding under the Incentive Plan or will substitute similar options for those outstanding under the Plan, (ii) such options will continue in full force and effect, or (iii) each option held by an optionee then performing services as an employee or consultant will become fully exercisable with respect to all shares of Common Stock subject to the option prior to the consummation of such proposed action at such time as the Board in its discretion may determine and the option will be terminated if not exercised prior to such event. The Board may also in its discretion require that all shares of Common Stock purchased pursuant to the early exercise provision described in the foregoing clause (iii) which would not otherwise be purchasable at such time except by operation of such provision will be subject to a repurchase right of the Company, or its successor, which repurchase right will expire at the same, or earlier, times and to the same, or greater, extent as such shares of Common Stock would have become purchasable under the option had the option not become fully exercisable pursuant to such provision. With respect to options granted to non-employee directors, the Incentive Plan provides that, upon the occurrence of any event described above and to the extent permitted by applicable law, each option held by a non-employee director will become fully exercisable with respect to all shares of Common Stock subject to the option prior to the consummation of such proposed event, and the option will terminate if not exercised prior to such event. The acceleration of an option in the event of an acquisition or similar corporate event may be viewed as an anti-takeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of the Company.

DURATION, AMENDMENT AND TERMINATION

  The Board may suspend or terminate the Incentive Plan, as amended, at any time. Unless sooner terminated, the Incentive Plan, as amended, will terminate on February 4, 2005.

  The Board may also amend the Incentive Plan at any time or from time to time. However, no amendment of the Incentive Plan will be effective unless approved by the stockholders of the Company within 12 months before or after its adoption by the Board if the amendment would: (i) modify the requirements as to eligibility for participation to the extent such modification would require stockholder approval in order for the Plan to qualify under Section 422(b) of the Code, (ii) increase the number of shares reserved for issuance upon exercise of options or stock purchase rights; or (iii) change any other provision of the Plan in any other way if such modification would require stockholder approval in order to comply with Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") or satisfy the requirements of Section 422(b) of the Code. The Board may submit any other amendment to the Incentive Plan for stockholder approval including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees. Notwithstanding any provision in the Incentive Plan to the contrary, the Board may not amend the Incentive Plan more than once every six months with respect to provisions of the Incentive Plan relating to the amount, price and timing of option grants to non-employee directors, except to comply with the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

FEDERAL INCOME TAX INFORMATION

  Incentive Stock Options. Incentive stock options are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under Section 422 of the Code. Incentive stock options generally have the following federal income tax consequences:

  There generally are no federal income tax consequences to the optionee or the Company by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

  If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition the optionee will realize taxable ordinary income equal to the lesser of (i) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(ii) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain or any loss upon the disqualifying disposition will be a capital gain or loss which will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or whose stock is subject to Section 16(b) of the Exchange Act.

  To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, the Company will be entitled (subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disposition occurs.

  Nonstatutory Stock Options. Nonstatutory stock options generally have the following federal income tax consequences:

  There are no tax consequences to the optionee or the Company by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, normally the optionee will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the exercise price. Generally, with respect to employees, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income recognized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on whether the stock was held for more than one year. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or whose stock is subject to Section 16(b) of the Exchange Act.

  Stock Purchase Rights. Generally, the taxation of purchases pursuant to stock purchase rights is identical to that of nonstatutory stock options (see "Nonstatutory Stock Options" above) However, since stock acquired under a stock purchase right normally is subject to a repurchase option, upon purchase of Common Stock pursuant to stock purchase rights, the purchaser will not normally recognize taxable income until such time as the Common Stock is no longer subject to repurchase by the Company. At such time, the purchaser will recognize taxable ordinary income equal to the excess of the value of the Common Stock at the time the repurchase option lapses over the amount paid for the Common Stock. The purchaser may, however, make an election under Section 83(b) of the Code to recognize ordinary income at the time of purchase measured by the excess of the fair market value of the Common Stock at the time of the purchase, determined without reference to the Company's right of repurchase, over the amount paid for the Common Stock.

  Generally, if the purchaser is an employee, the Company is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, the Company will be entitled to a business expense deduction equal to the taxable ordinary income realized by the purchaser. Upon disposition of the Common Stock, the purchaser will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such Common Stock plus any amount recognized as ordinary income as a result of the purchase of the Common Stock. Such gain or loss will be long-term or short-term depending on whether the Common Stock was held for more than one year from the date on which ordinary income was measured. Slightly different rules may apply to purchasers who acquire stock which is subject to
Section 16(b) of the Exchange Act.

  Potential Limitation on Company Deductions. As part of the Omnibus Budget Reconciliation Act of 1993, the U.S. Congress amended the Code to add Section 162(m), which denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1,000,000 for a covered employee. It is possible that compensation attributable to stock options, when combined with all other types of compensation received by a covered employee from the Company, may cause this limitation to be exceeded in any particular year.

  Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with proposed Treasury regulations issued under Section 162(m), compensation attributable to stock options will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the Committee) of an objective performance goal established in writing by the Committee while the outcome is substantially uncertain, and the option is approved by stockholders.

                 TERMS APPLICABLE TO EMPLOYEES AND CONSULTANTS

ELIGIBILITY OF EMPLOYEES AND CONSULTANTS

  Incentive stock options may be granted only to employees of the Company or any affiliate including directors who are also employees. Nonstatutory stock options and stock purchase rights may be granted only to employees of the Company or any affiliate or to persons performing services for the benefit of the Company or any affiliate such as directors, independent consultants or advisors. The number of persons eligible to participate as of January 3, 1994 was approximately 1,140.

  The aggregate fair market value (determined as of the time each option is granted) of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by any individual optionee during any single calendar year (under all incentive stock option plans of the Company and its affiliates) may not exceed $100,000. Should it be determined that any incentive stock option, or portion thereof, granted under the Incentive Plan exceeds the applicable maximum, such incentive stock option, or portion thereof, will be considered a nonstatutory stock option as required in the Incentive Plan or by law.

  A director who is an employee or consultant to the Company is not eligible for the benefits of the Incentive Plan unless and until such director is expressly declared eligible to participate in the Incentive Plan by action of the Board, and only if, at any time discretion is exercised by the Board in the selection of such director as a person to whom options or stock purchase rights may be granted, or in the determination of the number of shares which may be covered thereby, the Board has delegated discretion over the portion of the Incentive Plan relating to grants of options or stock purchase rights to directors who are employees or consultants to a committee which consists entirely of disinterested persons, as defined in Rule 16b-3 promulgated under the Exchange Act or the Incentive Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. Subject to stockholder approval of this Proposal 2, the Company has added to the Incentive Plan a per-employee, per-calendar year limitation equal to 500,000 shares of Common Stock. The purpose of adding this limitation is generally to permit the Company to continue to be able to deduct for tax purposes the compensation attributable to the exercise of options and rights granted under the Incentive Plan. Previously, the Board or the Committee determined in its discretion the number of shares subject to an option or right for any employee and no such formal limitation was placed on the number of shares available for grant of an option or right to an employee. To date, the Company has not granted to any employee in any calendar year options or rights to purchase a number of shares equal to or in excess of the limitation.

TERMS OF OPTIONS AND RIGHTS UNDER THE INCENTIVE PLAN GRANTED TO EMPLOYEES AND CONSULTANTS

  The following is a description of the terms and conditions of stock options and stock purchase rights permitted to be granted to employees and consultants of the Company or its affiliates under the Incentive Plan. Individual stock option grants or purchase rights in any given case may be more restrictive as to any or all of the provisions permitted by the Incentive Plan as described below. The terms and conditions of separate options and stock purchase rights need not be identical.

EMPLOYEE AND CONSULTANT OPTIONS

 Exercise Price.

  Incentive Stock Options. The exercise price for any incentive stock option granted under the Incentive Plan may not be less than the fair market value of the Common Stock subject to the option on the date of the grant. However, no incentive stock option may be granted to any person who, at the time of the grant, owns shares possessing more than 10% of the total combined voting power of all classes of shares of the Company or of any affiliate, unless the exercise price is at least 110% of the fair market value of the stock subject to the option and the term of the option does not exceed five years from the date such option is granted. At March 10, 1995 the closing sales price of the Company's Common Stock as reported on the Nasdaq National Market was $17.00 per share.

  Nonstatutory Stock Options. The exercise price of a nonstatutory stock option is determined by the Board or a committee of the Board but may not be less than 50% of the fair market value of the Common Stock subject to the option on the date of the grant. However, if options were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such options could be limited by Section 162(m). See "Federal Income Tax Information."

  Consideration. The consideration to be paid for shares to be issued upon exercise of an option, including the method of payment, is determined by the Board and may consist entirely of cash, check or other shares of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, or any combination of such methods of payment, or such other consideration and method of payment to the extent permitted under applicable law. A promissory note may be used to pay the exercise price of an option if the Board so provides and if the promissory note is for an amount no greater than the full purchase price less the aggregate par value of the shares purchased, and an amount equal to or greater than such aggregate par value is paid in cash at the time of exercise.

  Option Exercise. Options granted under the Incentive Plan to employees and consultants are exercisable at such times and under such conditions as determined by the Board of Directors and as is permissible under the Incentive Plan. The Board has the power to accelerate or defer (with optionee's consent) the time during which an option may be exercised. In general, options become exercisable at the rate of 2% per month from the date of grant.

  Term. Options granted to employees and consultants under the Incentive Plan may have a maximum term of ten years from the date of grant, except that incentive stock options granted to persons owning more than 10% of the total combined voting power of all classes of stock of the Company or any affiliate, may have a maximum term of five years from the date of grant.

  An option will terminate on the earlier of the date of expiration of the option or (i) three months after the employment of an employee or engagement of a consultant terminates; (ii) six months after termination of employment if such termination is due to such person's total and permanent disability (as defined in the Code), or (iii) six months after death if the optionee dies while employed by the Company or an affiliate, or while engaged as a consultant by the Company or an affiliate, or if the optionee dies within not more than three months after termination of such employment or engagement. The option by its terms may provide for a longer or shorter period of termination.

  Restrictions on Transfer. Under the Incentive Plan, an option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

EMPLOYEE AND CONSULTANT STOCK PURCHASE RIGHTS

  Rights. The Board may offer employees and consultants the right to purchase Common Stock of the Company on terms determined by the Board. The Board will advise the employee or consultant in writing of the terms, conditions and restrictions relating to the offer, including the number of shares which such person is entitled to purchase and the form of the proposed stock purchase agreement. As of the date hereof, the Company has not granted any stock purchase rights under the Incentive Plan.

  Exercise Price. The exercise price of a stock purchase right is determined by the Board of Directors but may not be less than 50% of the fair market value of the Common Stock subject to the stock purchase right on the date of grant. However, if stock purchase rights were granted with exercise prices below market value, deductions for compensation attributable to the exercise of such stock purchase rights could be limited by Section 162(m). See "Federal Income Tax Information."

  Consideration. The consideration to be paid for shares to be issued upon exercise of a stock purchase right, including the method of payment, is determined by the Board and may consist entirely of cash, check or other shares of Common Stock of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such right is exercised, or any combination of such methods of payment, or such other consideration and method of payment to the extent permitted under the applicable law. A promissory note may be used to pay the exercise price of a stock purchase right if so provided by the Board and if the promissory note is for an amount no greater than the full purchase price less the aggregate par value of the shares purchased, and an amount equal to or greater than such aggregate par value is paid in cash at the time of exercise.

  Exercise. Stock purchase rights granted under the Incentive Plan must be accepted within the time period determined by the Board at the time of grant, which period cannot exceed nine months from the date of grant. An offer may be accepted by execution and delivery to the Company of a stock purchase agreement together with the requisite payment within the time specified.

  Repurchase Option. Unless the Board of Directors determines otherwise, a stock purchase agreement will (i) grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of a purchaser's employment with the Company for any reason, and (ii) set the purchase price for the shares repurchased at the original price paid by the purchaser (plus interest, if any, as determined in the stock purchase agreement) which may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option will lapse at such rate as the Board may determine.

  Restrictions on Transfer. Under the Incentive Plan, a stock purchase right may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the holder thereof other than by will or by the laws of descent and distribution. During the lifetime of such holder, a stock purchase right may be exercised only by that holder.

                   TERMS APPLICABLE TO NON-EMPLOYEE DIRECTORS

ELIGIBILITY OF NON-EMPLOYEE DIRECTORS

  Non-discretionary grants of options under the Incentive Plan are made only to non-employee directors. Messrs. Sorenson, McCoy, Holland, Perry and Washing are currently eligible to receive such grants.


NON-DISCRETIONARY GRANTS TO NON-EMPLOYEE DIRECTORS

  The Incentive Plan provides for the non-discretionary grant of nonstatutory stock options to purchase shares of Common Stock of the Company to non-employee directors, including non-employee directors who are also consultants. Pursuant to the terms of the Incentive Plan, each non-employee director who is a non-employee director on January 27th of each fiscal year and has been a non-employee director for at least three months will automatically be granted an option on such date to purchase 5,000 shares of Common Stock. Accordingly, on January 27, 1995, Messrs. McCoy, Holland, Sorenson, Perry and Washing each received an option to purchase 5,000 shares of Common Stock at an exercise price per share of $17.875. The Incentive Plan also provides that each person who is elected for the first time to be a non-employee director shall, upon the date of his initial election, automatically be granted an option to purchase 10,000 shares of Common Stock.

TERMS OF NON-EMPLOYEE DIRECTOR OPTIONS

  Exercise Price. The exercise price of each option under the Incentive Plan must be equal to the fair market value (defined as the closing sales price of the Company's Common Stock on the Nasdaq National Market) of the Common Stock subject to the option on the date of the grant.

  Consideration. The consideration to be paid for shares to be issued upon exercise of an option may consist entirely of cash or other shares of the Company having a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which such option is exercised, or any combination of such methods of payments.

  Option Exercise. Options granted to non-employee directors under the Incentive Plan become exercisable in installments of 2% per month from the date of grant.

  Term. Options granted to non-employee directors under the Incentive Plan have a term of 10 years from the date of grant.

  An option will terminate on the earlier of the date of expiration of the option or (i) three months after the services of a non-employee director terminate; (ii) six months after termination of such services if such termination is due to such person's total and permanent disability (as defined in the Code), or (iii) six months after death if the optionee dies while serving as a non-employee director of the Company or if the optionee dies within not more than three months after termination of such service. Under clause (i) in the preceding sentence, the services of a non-employee director shall not be deemed terminated if such non-employee director subsequently becomes an employee or consultant.

  Restrictions on Transfer. Under the Incentive Plan, an option granted to a non-employee director may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the optionee other than by will or by the laws of descent and distribution. During the lifetime of an optionee, an option may be exercised only by the optionee.

                                   PROPOSAL 3

                          RATIFICATION OF SELECTION OF
                              INDEPENDENT AUDITORS

  The Board of Directors has selected Price Waterhouse LLP as the Company's independent auditors for the fiscal year ending December 30, 1995 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Price Waterhouse LLP has audited the Company's financial statements since inception. A representative of Price Waterhouse LLP is expected to be present at the Annual Meeting, will have an opportunity to make a statement if he so desires and will be available to respond to appropriate questions.

  Stockholder ratification of the selection of Price Waterhouse LLP as the Company's independent auditors is not required by the Company's By-Laws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent auditing firm at any time during the year if the Board determines that such a change would be in the best interests of the Company and its stockholders.

  The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the Annual Meeting will be required to ratify the selection of Price Waterhouse LLP. Abstentions will be counted toward the tabulation of votes cast on this proposal and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 10, 1995 by: (i) each director; (ii) each executive officer named in the Summary Compensation Table who was employed by the Company in that capacity as of March 10, 1995; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                    BENEFICIAL OWNERSHIP (1)
                                                    ---------------------------
                                                     NUMBER OF      PERCENT OF
BENEFICIAL OWNER                                      SHARES          TOTAL
----------------                                    -------------- ------------
FMR Corp. ........................................       2,738,400         12.6%
  82 Devonshire Street
  Boston, MA 02109-3614(2)
Peter D. Behrendt(3)(4)...........................         390,051          1.8%
Bruce M. Holland(3)...............................           4,900            *
James M. McCoy(3).................................          14,500            *
Mark W. Perry(3)..................................           2,900            *
Ralph Z. Sorenson(3)..............................           7,200            *
Thomas G. Washing(3)(6)...........................          51,796            *
Mark W. Canright(3)...............................          30,972            *
William L. Marriner(3)............................         109,853            *
David L. Riegel(3)(5).............................          54,226            *
All executive officers and directors as a group (9
 persons)(7)......................................         666,398            3%

--------
 * Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Commission. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 21,669,150 shares outstanding on March 10, 1995, adjusted as required by rules promulgated by the Commission.
(2) Fidelity Management & Research Company ("FM&RC"), a wholly-owned subsidiary of FMR Corp. and a registered investment advisor, beneficially owns 2,682,300 of such shares as the result of acting as an investment adviser to several registered investment companies ("Funds"). FMR Corp., through its control of FM&RC, has sole investment power with respect to these shares. Voting power over these shares resides with each respective Fund's Board of Trustees. Fidelity Management Trust Company ("FMTC"), a wholly-owned subsidiary of FMR Corp. and a bank, beneficially owns 56,100 of such shares as a result of its serving as investment manager of several institutional accounts. Edward C. Johnson III and FMR Corp., through its control of FMTC, has sole investment and voting power over these shares.
(3) Includes shares issuable upon the exercise of stock options that are exercisable within 60 days of March 10, 1995, pursuant to outstanding options as follows: Mr. Behrendt, 280,900 shares; Mr. Holland, 4,500 shares; Mr. McCoy, 4,500 shares; Mr. Perry, 2,900 shares; Mr. Sorenson, 7,200 shares; Mr. Washing, 4,500 shares; Mr. Canright, 30,500 shares; Mr. Marriner, 57,300 shares; and Mr. Riegel, 52,600 shares.
(4) Includes 17,460 shares held by Mr. Behrendt's spouse as custodian for the benefit of three minor children of Mr. Behrendt.
(5) Includes 1,193 shares held in trust for the benefit of Mr. Riegel and his spouse.
(6) Includes 3,500 shares held by Mr. Washing's spouse as to which he disclaims beneficial ownership.
(7) Includes shares described in the notes above, as applicable.

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal 1994, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.

                             EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT(/1/)

  The Compensation Committee of the Board of Directors of the Company (the "Committee") is composed entirely of outside directors and is responsible for establishing and administering the policies that govern the compensation for executive officers. The Company's executive compensation programs are designed to attract and retain executives capable of leading the Company to meet its business objectives and to motivate them to enhance long-term stockholder values.

  The elements of the Company's compensation program include base salary compensation, annual incentive compensation and long-term compensation. To determine base salary, the Committee reviewed independent published surveys which compare compensation paid to executives in high technology companies with revenues between $150 and $500 million. One survey also includes a separate comparison for a group of 15 companies in the systems and peripherals business (the "Industry Survey"). Both total compensation and the proportion reported as incentive pay were examined. Approximately 50% of the companies in the Industry Survey were also included in the industry group index used in the performance graph, shown on page 20.

  In determining compensation for 1994 for the Company's Chief Executive Officer, Peter Behrendt, the Committee targeted base salary to be approximately in the midrange for chief executive officers of the companies included in the Industry Survey. In addition to the comparative data contained in the independent published surveys, the Committee reviewed Mr. Behrendt's 1993 performance, particularly his contribution to the significant expansion of the Company's product lines and the integration of acquired businesses. The Committee assessed these performance factors on a subjective basis and did not assign relative weights to these factors. As a result of these considerations, the Committee granted Mr. Behrendt an increase in his base salary of 5%, which placed Mr. Behrendt's salary at approximately the midrange of the Industry Survey.

  Incentive compensation for executive officers is reflected in the annual bonus plan which is established at the first Board Meeting of each year. Bonuses were paid as a percentage of 1994 base salary based upon the level of attainment of pre-tax income goals established by the Board in the adoption of the annual Operating Plan. Pre-tax income was below the target in the Operating Plan and as a result, Mr. Behrendt's bonus for 1994 was paid in direct proportion to the pre-tax income level actually achieved. Bonuses were paid on a similar basis to the other executive officers in 1994, except Mr. Canright, Senior Vice President of Worldwide Sales and Marketing, whose bonus was based on the level of attainment of a combination of income and revenue levels.

  The third component of compensation is long-term compensation, reflected in the stock option program. The Company has used the grant of options under the Incentive Plan to underscore the common interests of stockholders and management. Options granted to executive officers are intended to provide a continuing financial incentive to maximize long-term value to stockholders and help to make the executives' total compensation opportunity competitive. In addition, because stock options generally become exercisable over a period of several years, options encourage executives to remain in the long-term employ of the Company. In determining the size of an option to be granted to an executive officer, the Committee takes into account an officer's position and level of responsibility within the Company, the officer's existing stock and unvested option holdings, and the potential reward to the officer if the stock price appreciates in the public market. In light of the number of shares subject to unvested stock options held by executive officers in 1993 and the Committee's conclusion, based on the survey data, that executive option holdings were in the low range relative to executives of other companies, the Committee concluded that long-term incentive compensation should constitute a significant component of compensation for executives in 1994. As a result, in 1994, the Committee granted options to executive officers to purchase common stock at levels ranging from 38,000 to 70,000 shares. Mr. Behrendt was granted options to purchase a total of 70,000 shares. The exercise price for each grant represents the closing price of the stock on the date of grant. The Company's option grants are on a 50-month vesting schedule. As a result, option value is unrealizable until the time of vesting, and is directly tied to stock price appreciation.

  The Company has not adopted a policy with respect to Section 162(m) of the Code. However, the Compensation Committee has determined that stock options and rights granted under the Incentive Plan with an exercise price at least equal to the fair market value of the Company's Common Stock on the date of grant should, where practicable, be treated as "performance-based compensation." As a result, the Company's stockholders have been asked to approve an amendment to the Incentive Plan which would allow any compensation recognized by a Named Executive Officer as a result of the grant of such a stock option to be deductible by the Company.

                            COMPENSATION COMMITTEE

  James M. McCoy             Mark W. Perry            Ralph Z. Sorenson
  Bruce M. Holland                                    Thomas G. Washing
--------

(/1/) The material in this report is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION OF DIRECTORS

  Effective February 3, 1995, each director of the Company who is not a full-time employee of the Company receives $15,000 as an annual retainer for his service as a director. In addition, such directors receive $1,500 for attendance at every Board meeting and $250 for attendance at every meeting of a committee of the Board of which they are members or every telephone Board meeting. Directors received an aggregate of $75,500 for services as directors rendered to the Company during fiscal 1994. The Company also reimburses directors for out-of-pocket travel expenses in connection with their attendance at meetings of the Board. Pursuant to the Company's Incentive Plan, on January 27th of each fiscal year, each non-employee director who has been a non-employee director for at least three months is automatically granted an option to purchase 5,000 shares of the Company's Common Stock. Each newly-elected non-employee director, upon initial election to the Board, is to receive an option to purchase 10,000 shares of the Company's Common Stock. The exercise price of such options equals the fair market value of the Company's Common Stock on the date of grant and vests at the rate of 2% per month commencing on the date of grant. During fiscal 1994, options covering an aggregate of 30,000 shares were granted to the Company's non-employee directors as a group with an exercise price per share of $19.625.

SUMMARY OF COMPENSATION

  The following table provides certain summary information concerning compensation earned by the Company's Chief Executive Officer and each of the other most highly-compensated executive officers of the Company at December 31, 1994 whose aggregate base salary and bonus for fiscal 1994 exceeded $100,000 ("Named Executive Officers") for the years ended December 31, 1994, January 1, 1994 and January 2, 1993:

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                     ------------
                                    ANNUAL COMPENSATION                 AWARDS
                         ------------------------------------------- ------------
                                                        OTHER ANNUAL  SECURITIES  ALL OTHER
                                                          COMPEN-     UNDERLYING   COMPEN-
NAME AND PRINCIPAL                                         SATION      OPTIONS     SATION
POSITION                 YEAR SALARY ($)(1) BONUS ($)      ($)(2)       (#)(3)     ($)(4)
------------------       ---- ------------- ---------   ------------ ------------ ---------
Peter D. Behrendt....... 1994    385,582     253,176          0         70,000      8,670
 Chief Executive Officer 1993    367,029      55,388          0         25,000      8,547
                         1992    344,231     105,980          0         25,000      8,108

David L. Riegel......... 1994    208,846     109,704          0         60,000      6,636
 Exec. Vice President    1993    200,000      26,250          0              0      3,150
 of Operations(5)        1992     26,154           0          0        100,000        336

William L. Marriner..... 1994    203,867     100,399          0         50,000      5,314
 Exec. Vice President    1993    194,002      25,617          0         20,000      5,191
 Chief Financial Officer 1992    182,115      49,016          0         20,000      4,786

Mark W. Canright........ 1994    176,539     284,955(6)       0         38,000      5,538
 Sr. Vice President of   1993    148,269     221,900(6)       0         20,000      4,668
  Worldwide              1992    116,847     232,806(6)       0         10,000      3,824
 Sales & Marketing

--------
(1) Includes amounts earned but deferred at the election of the Named Executive Officers.
(2) As permitted by Commission rules, no amounts are shown for certain perquisites, where such amounts do not exceed the lesser of 10% of bonus plus salary or $50,000.
(3) The Company has not granted any SARs or restricted stock awards.
(4) Includes the Company's matching payments under its 40l(k) plan for 1994 as follows: Mr. Behrendt, $4,620; Mr. Riegel, $4,620; Mr. Marriner, $4,620; and Mr. Canright, $4,620. Also includes the dollar value of executive life insurance premiums paid by the Company in 1994 for the benefit of the Named Executive Officers as follows: Mr. Behrendt, $4,050; Mr. Riegel, $2,016; Mr. Marriner, $694; and Mr. Canright, $918.
(5) Mr. Riegel joined the Company on November 2, 1992.
(6) Includes $189,187 of commissions paid to Mark W. Canright for 1994, $173,872 in commissions paid for 1993 and $210,096 for commissions paid in 1992.

INCENTIVE STOCK PLAN

  The Company's Board of Directors adopted the Incentive Plan in January 1987. As a result of a series of amendments, at March 10, 1995, there were 8,000,000 shares of Common Stock authorized for issuance under the Incentive Plan (including 1,500,000 shares added by amendment in February 1995 and subject to stockholder approval). The Incentive Plan provides for the grant of both incentive and nonstatutory options to employees and consultants to the Company and its affiliates. The Incentive Plan also provides for the non-discretionary grant of nonstatutory stock options to directors who are not employees of the Company or any of its affiliates.

  As of March 10, 1995, options to purchase 2,765,969 shares were outstanding under the Incentive Plan and options to purchase 604,538 shares remained available for grant thereunder.

STOCK OPTION GRANTS

  The following table contains information for the year ended December 31, 1994 concerning the grant of stock options under the Company's Incentive Plan to the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                           POTENTIAL REALIZABLE
                                                                          VALUE AT ASSUMED ANNUAL
                                                                           RATES OF STOCK PRICE
                                                                          APPRECIATION FOR OPTION
                                        INDIVIDUAL GRANTS                         TERM(3)
                         ------------------------------------------------ -----------------------
                            NUMBER     % OF TOTAL
                         OF SECURITIES  OPTIONS
                          UNDERLYING   GRANTED TO
                            OPTIONS    EMPLOYEES
                            GRANTED    IN FISCAL    EXERCISE   EXPIRATION
      NAME                  (#)(1)      YEAR(2)   PRICE ($/SH)    DATE      5%($)       10%($)
      ----               ------------- ---------- ------------ ---------- -----------------------
Peter D. Behrendt.......    25,000                  $18.375     01/25/04  $  288,898 $    732,125
                            20,000        7.98%     $ 19.00     09/27/04  $  238,980 $    605,622
                            25,000                  $ 21.75     10/28/04  $  341,961 $    866,597

David L. Riegel.........    20,000        6.84%     $18.375     01/25/04  $  231,119 $    585,700
                            40,000                  $ 21.75     10/28/04  $  547,138 $  1,386,556

William L. Marriner.....    20,000        5.70%     $18.375     01/25/04  $  231,119 $    585,700
                            30,000                  $ 21.75     10/28/04  $  410,354 $  1,039,117

Mark W. Canright........    20,000                  $18.375     01/25/04  $  231,119 $    585,700
                             8,000        4.33%     $18.375     01/25/04  $   92,448 $    234,280
                            10,000                  $ 21.75     10/28/04  $  136,785 $    346,639

--------
(1) The Company has no plan that provides for the issuance of SARs. Options generally vest at the rate of 2% of the total grant per month beginning one month from the date of grant for a period of 50 months. For information regarding change of control and other plan provisions, see Proposal 2,"Approval of the Incentive Stock Plan, as amended."
(2) Based on options granted to employees for the year ending December 31, 1994 to purchase 877,380 shares.
(3) The potential realizable value is based on the term of the option at the date of grant (10 years in each case). It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term, and that the option is exercised and sold on the last day of the option term for the appreciated stock price. These amounts represent certain assumed rates of appreciation only, in accordance with the rules of the Commission, and do not reflect the Company's estimate or projection of future stock price performance. Actual gains, if any, are dependent on the actual future performance of the common stock. There can be no assurance that the amounts reflected in this table will be achieved.

OPTION EXERCISES AND HOLDINGS

  The following table provides information, with respect to the Named Executive Officers, concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES

                                                      NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                     UNDERLYING UNEXERCISED     IN-THE-MONEY OPTIONS
                           SHARES                     OPTIONS AT FY-END (#)       AT FY-END (2) ($)
                         ACQUIRED ON     VALUE      ------------------------- -------------------------
NAME                     EXERCISE(#) REALIZED($)(1) EXERCISABLE/UNEXERCISABLE EXERCISABLE/UNEXERCISABLE
----                     ----------- -------------- ------------------------- -------------------------
Peter D. Behrendt.......   36,300       $727,253         246,500/54,200          $3,830,792/$216,276
David L. Riegel.........   20,000       $107,500          36,400/63,600            $181,200/$298,800
William L. Marriner.....   15,000       $189,550          31,340/28,860            $160,120/$139,914
Mark W. Canright........        0       $      0          15,660/32,640             $94,443/$147,870

--------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise (based on the closing sales price reported on the Nasdaq National Market) less the exercise price and does not necessarily indicate that the shares were sold by the optionee.
(2) Fair market value of the Company's Common Stock at December 31, 1994 ($21.375, based on the closing sales price reported on the Nasdaq National Market) less the exercise price of the option.

                            PERFORMANCE GRAPH(/1/)

              COMPARISON OF CUMULATIVE TOTAL RETURN ON INVESTMENT
                          AMONG EXABYTE CORPORATION,
                        NASDAQ COMPOSITE INDEX AND THE
                   NASDAQ COMPUTER MANUFACTURER STOCKS INDEX



                             [GRAPH APPEARS HERE]

------------------------------FISCAL YEAR ENDING--------------------------------

COMPANY                       1989    1990    1991    1992    1993    1994

EXABYTE CORPORATION            100   116.48  258.24  160.44  154.95  187.91
NASDAQ COMPUTER MANUFACTURER
 STOCK INDEX                   100    98.71  101.37   90.67  104.66  126.94
NASDAQ COMPOSITE INDEX         100    81.12  104.14  105.16  126.14  132.44



                  ASSUMES $100 INVESTED ON DECEMBER 30, 1989
                         ASSUMES DIVIDEND REINVESTMENT
                      FISCAL YEAR ENDED DECEMBER 31, 1994
--------
(1) The material in this graph is not "soliciting material," is not deemed "filed" with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                             CERTAIN TRANSACTIONS

  The Company's By-laws provide that the Company will indemnify its directors and executive officers and may indemnify its other officers, employees and other agents to the extent permitted by Delaware law. Under the Company's By-laws, indemnified parties are entitled to indemnification for negligence, gross negligence and otherwise to the fullest extent permitted by law. The By-laws also require the Company to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the indemnified party to repay such advances if it is ultimately determined that the indemnified party is not entitled to indemnification The Company has entered into indemnification agreements with each of its directors and executive officers. These agreements contain provisions which are in some respects broader than the specific indemnification provisions contained in Delaware law, including an irrevocable standby letter of credit in the amount of $300,000 per director or executive officer to secure the Company's indemnification obligations.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          /s/ Stephen F. Smith

                                          Stephen F. Smith
                                          Corporate Secretary

A COPY OF THE COMPANY'S ANNUAL REPORT TO THE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: VIKI MCKINNEY, EXABYTE CORPORATION, 1685 38TH STREET, BOULDER, COLORADO 80301.

P                             EXABYTE CORPORATION
R                  PROXY SOLICITED BY THE BOARD OF DIRECTORS
O                   FOR THE ANNUAL MEETING OF STOCKHOLDERS
X                        TO BE HELD ON APRIL 28, 1995
Y


     The undersigned hereby appoints Peter D. Behrendt and William L. Marriner, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Exabyte Corporation (the "Company") which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company's principal executive offices 1685 38th Street, Boulder, Colorado 80301 on Friday, April 28, 1995 at 9:00 a.m., and at any and all continuations, postponements and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

                                                                 +------------+
                 (Continued and to be signed on reverse side)    |SEE REVERSE |
                                                                 |    SIDE    |
                                                                 +------------+

    Please mark
[X] votes as to
    this example.

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed to the United States.

                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                  FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

1. To elect three directors to hold office until the 1998 Annual Meeting of Stockholders.

Nominees: Peter D. Behrendt, Bruce M. Holland and Thomas G. Washing.

                      FOR                   WITHHELD
                [_]   ALL             [_]   FROM ALL
                    NOMINEES                NOMINEES



--------------------------------------
For all nominees except as noted above


                     THE BOARD OF DIRECTORS RECOMMENDS A
                             VOTE FOR PROPOSAL 2.

2.  To approve the Company's         FOR     AGAINST     ABSTAIN
    Incentive Stock Plan, as         [_]       [_]         [_]
    amended.

                     THE BOARD OF DIRECTORS RECOMMENDS A
                             VOTE FOR PROPOSAL 3.

3.  To ratify the selection of
    Price Waterhouse LLP as       FOR     AGAINST     ABSTAIN
    Independent auditors of the      [_]       [_]         [_]
    Company for its fiscal year
    ending December 30, 1995.


                                             MARK HERE
                                            FOR ADDRESS    [_]
                                             CHANGE AND
                                            NOTE AT LEFT


Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give the corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

Signature:______________________________________Date___________________________

Signature:______________________________________Date___________________________

                              EXABYTE CORPORATION

                             INCENTIVE STOCK PLAN,

                     AS AMENDED THROUGH February 3, 1995


     1. Purpose of Plan. This Incentive Stock Plan is intended to encourage ownership of shares of Exabyte Corporation (the "Corporation") (i) by key Employees and Consultants, thereby providing additional incentive for such Employees and Consultants to promote the success of the business, and (ii) by each director of the Corporation who is not an employee of the Corporation or an Affiliate of the Corporation, thereby securing the services of such qualified directors and providing them with incentives to exert maximum efforts for the success of the Corporation. Options granted hereunder to Employees and Consultants may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. Options granted hereunder to Non-Employee Directors shall be Nonstatutory Stock Options. The Board also has the discretion to grant Stock Purchase Rights to Employees and Consultants.

     2.   Definitions.  As used herein, the following definitions shall apply:

          (a) "Affiliate" means any Parent or Subsidiary, whether now or hereafter existing.

          (b) "Board" shall mean the Committee, if one has been appointed, or the Board of Directors of the Corporation, if no Committee is appointed.

          (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (d) "Corporation" shall mean Exabyte Corporation, a Delaware corporation.

                                       1.

          (e) "Committee" shall mean the Committee appointed by the Board of Directors in accordance with Section 4 of the Plan, if one is appointed.

          (f) "Consultant" shall mean any person, including directors, performing services for the benefit of the Corporation or of any Affiliate of the Corporation as an independent consultant or advisor; provided, however, that directors who receive only directors' fees are not consultants or advisors.

          (g) "Continuous Status as an Employee or a Consultant" shall mean the absence of any interruption or termination of service as an Employee or a Consultant, as applicable. Continuous Status as an Employee shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Board.

          (h) "Covered Employee" means the Chief Executive Officer and the four other highest compensated officers of the Corporation for whom total compensation is required to be reported to stockholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code.

          (i) "Employee" shall mean any person employed by the Corporation or by any Affiliate of the Corporation. The payment of a director's fee by the Corporation shall not be sufficient to constitute "employment" by the Corporation.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Incentive Stock Option" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

          (l) "Non-Employee Director" shall mean a director of the Corporation who is not an Employee; provided, however, such director may be a Consultant.

                                       2.

          (m) "Nonstatutory Stock Option" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (n) "Option" shall mean a stock option granted pursuant to the Plan.

          (o) "Optioned Stock" shall mean the Stock subject to an Option.

          (p) "Optionee" shall mean an Employee, Consultant or Non-Employee Director, as applicable, who receives an Option.

          (q) "Outside Director" means a director who either (i) is not a current employee of the Corporation or an "affiliated corporation" (as defined in the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Corporation or of an affiliated corporation receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Corporation or of an affiliated corporation at any time, and is not currently receiving direct or indirect remuneration for services in any capacity other than as a director, or
(ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

          (r) "Parent" shall mean a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (s) "Plan" shall mean this Incentive Stock Plan.

          (t) "Purchaser" shall mean an Employee or Consultant who exercises a Stock Purchase Right.

          (u) "Share" shall mean a share of the Stock, as adjusted in accordance with Section 10 of the Plan.

          (v) "Stock" shall mean the Common Stock of the Corporation.

                                       3.

          (w) "Stock Option Agreement" shall mean the written agreement setting forth the grant of an Option and terms and conditions relating thereto (which need not be the same for each Option), in such form as the Board in its discretion may approve and for Non-Employee Directors, in the form attached hereto.

          (x) "Stock Purchase Agreement" shall mean a written agreement (which need not be the same for each Stock Purchase Right) setting forth the terms and conditions relating to the purchase of Stock under a Stock Purchase Right, in the form attached hereto or such other form as the Board in its discretion may approve.

          (y) "Stock Purchase Right" shall mean a right to purchase Stock pursuant to the Plan.

          (z) "Subsidiary" shall mean a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Shares Subject to Plan. There will be reserved for use from time to time under the Plan, an aggregate of 8,000,000 shares of Stock of $0.001 par value of the Corporation. As the Board of Directors of the Corporation shall from time to time determine, the Shares may be in whole or in part, authorized but unissued Shares or issued Shares which shall have been reacquired by the Corporation. If an Option or Stock Purchase Right should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan unless the Plan shall have been terminated.

                                       4.

     4.   Administration of Plan.

          (a) Committee. The Plan shall be administered by the Board of Directors of the Corporation; provided that the Board of Directors may appoint a Committee, which shall consist of not fewer than two members of the Board of Directors, all of whom shall be disinterested persons, if required and as defined by the provisions of Section 4(b), and may also be, in the discretion of the Board, Outside Directors. The Board of Directors may from time to time appoint members of the Committee in substitution for or in addition to members previously appointed and may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as its chairman and shall hold its meetings at such times and places as it shall deem advisable. A majority of its members shall constitute a quorum. All action of the Committee shall be taken by a majority of its members. Any action may be taken by a written instrument signed by a majority of the members and action so taken shall be fully as effective as if it had been taken by a vote held. The Committee may appoint a secretary, shall keep minutes of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable. The Committee's interpretation and construction of any of the provisions of this Plan, or of any rules promulgated under this Plan, or of any agreements entered into under this Plan, shall be final and binding on all Optionees, Purchasers, and any other holders of any Options or Stock Purchase Rights granted under the Plan. No member of the Committee shall be liable for any action or determination made in good faith in connection with this Plan. Notwithstanding anything in this Section 4 to the contrary, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Options and Stock Purchase Rights to eligible persons who (1) are not then

                                       5.

subject to Section 16 of the Exchange Act and/or (2) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or Stock Purchase Right, or
(ii) not persons with respect to whom the Corporation wishes to comply with
Section 162(m) of the Code.

          (b) Disinterested Directors. The term "disinterested person," as used in this Plan, shall mean an administrator of the Plan, whether a member of the Board of Directors or of any Committee to which responsibility for administration of the Plan has been delegated pursuant to Section 4(a): (i) who was not during the one year prior to service as an administrator of the Plan granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates entitling the participants therein to acquire equity securities of the Corporation or any of its affiliates except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Exchange Act or (ii) who is otherwise considered to be a "disinterested person" in accordance with Rule 16b-3(c)(2)(i), or any other applicable rules, regulations or interpretations of the Securities and Exchange Commission. Any such person shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. Any requirement that an administrator of the Plan be a "disinterested person" shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

          (c) Powers of the Board. Subject to the provisions of the Plan, with respect to Options and Stock Purchase Rights granted to Employees and Consultants, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options, Nonstatutory Stock Options or Stock Purchase Rights; (ii) to determine, upon review of relevant information and in accordance with Section 6 of the Plan, the fair market value of the Stock; (iii) to determine

                                       6.

the exercise price per share of Options or Stock Purchase Rights to be granted, which exercise price shall be determined in accordance with Section 6 of the Plan; (iv) to determine the Employees and Consultants to whom, and the time or times at which, Options, or Stock Purchase Rights shall be granted and the number of shares to be represented by each Option or Stock Purchase Right; (v) to interpret the Plan; (vi) to prescribe, amend, and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provisions of each Option or Stock Purchase Right granted (which need not be the same for each Option or Stock Purchase Right granted) and, with the consent of the holder thereof, modify, terminate or amend each Option or Stock Purchase Right; (viii) to accelerate or defer (with the consent of the Optionee) the exercise date of any Option; (ix) to authorize any person to execute on behalf of the Corporation any instrument required to effectuate the grant of an Option or Stock Purchase Right previously granted by the Board; and (x) to make all other determinations deemed necessary or advisable for the administration of the Plan.

     5. Eligibility of Employees and Consultants. With respect to Options and Stock Purchase Rights granted to Employees and Consultants:

          (a) Generally. Options and Stock Purchase Rights may be granted to Employees and Consultants, provided that Incentive Stock Options may only be granted to Employees. An Employee or Consultant who has been granted an Option or Stock Purchase Right may, if he is otherwise eligible, be granted additional Options or Stock Purchase Rights.

          (b) Notwithstanding the foregoing, a director who is an Employee or Consultant shall in no event be eligible for the benefits of the Plan unless at the time discretion is exercised in the selection of the director as a person to whom Options and Stock Purchase

                                       7.

Rights may be granted, or in the determination of the number of shares which may be covered thereby: (1) the Board has delegated its discretionary authority over the Plan to a Committee which consists solely of "disinterested persons" as defined in subparagraph 4(b); or (2) the Plan otherwise complies with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. The Board shall otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act, as from time to time in effect. This
Section 5(b) shall not apply if the Board or Committee expressly declares that such requirement shall not apply.

          (c) Criteria. In making any determination as to Employees and Consultants to whom Options and Stock Purchase Rights shall be granted, the Committee shall take into account such factors as it shall deem relevant in accomplishing the purpose of the Plan, including but not limited to the Employee's or Consultant's loyalty, performance, and experience.

          (d) ISO Limitations with Respect to Price and Term. In no event shall an Incentive Stock Option be granted to an Employee who, at the time such Option is granted, owns (as defined in Section 422 of the Code) shares possessing more than 10% of the total combined voting power of all classes of shares of the Corporation or any of its Affiliates, unless the option price is at least 110% of the fair market value of the stock subject to the Option, and such Option is by its terms not exercisable after the expiration of five years from the date such Option is granted.

          (e) ISO Limitations with Respect to Shares. Moreover, the aggregate fair market value (determined as of the time that option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual Employee

                                       8.

during any single calendar year under this Plan and all the incentive stock option plans of the Corporation (and its Affiliates, if any), shall not exceed $100,000.

          (f) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, no person shall be eligible to be granted Options or Stock Purchase Rights covering more than 500,000 shares of the Corporation's Stock in any calendar year.

     6. Prices for Employees and Consultants. With respect to Options and Stock Purchase Rights granted to Employees and Consultants:

          (a) Generally. The per share exercise price for the Shares to be issued pursuant to exercise of an Option or Stock Purchase Right shall be such price as is determined by the Board. However, (i) the exercise price of the Shares which shall be covered by each Incentive Stock Option shall be at least 100% of the fair market value of the Shares at the time of granting the Incentive Stock Option and (ii) the exercise price of the Shares which shall be covered by each Nonstatutory Stock Option or the purchase price of the Shares covered by each Stock Purchase Agreement shall be at least 50% of the fair market value of the Shares at the time of granting of the Nonstatutory Stock Option or Stock Purchase Agreement.

          (b) Payment. The consideration to be paid for the Shares to be issued upon exercise of an Option, or Stock Purchase Right, including the method of payment, shall be determined by the Board and may consist entirely of cash, check, or other Shares of Stock of the Corporation having a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option or Stock Purchase Right shall be exercised, or any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under applicable law. In addition,

                                       9.

the Corporation may accept a promissory note issued by a person exercising an Option or a Stock Purchase Right; provided that such person pay in cash at the time of purchase at least the aggregate par value of the Shares purchased and the promissory note be for an amount no greater than the full purchase price less such aggregate par value amount. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration may be reasonably expected to benefit the Corporation.

     7. Employee and Consultant Option Provisions. With respect to Options granted to Employees and Consultants:

          (a) Generally. Subject to the provisions of the Plan, the Board shall determine for each Option (which need not be identical) the number of shares for which the Option shall be granted, the Option price of the Option, and all other terms and conditions of the Option.

          (b) Term of Option. The term of each Option may be up to 10 years from the date of grant thereof or such shorter term as may be provided in the Stock Option Agreement. However, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than 10% of the voting power of all classes of stock of the Corporation or any Affiliate of the Corporation, the term of the Incentive Stock Option shall be five years from the date of grant thereof or such shorter time as may be provided in the Stock Option Agreement.

          (c)  Exercise of Option.

               (i) Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Board, including performance criteria with

                                      10.

respect to the Corporation or the Optionee, or both, and as shall be permissible under the terms of the Plan.

               (ii)  An Option may not be exercised for a fraction of a Share.

               (iii) An Option shall be deemed to be exercised when written notice of such exercise has been given to the Corporation in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Corporation. Full payment may, as authorized by the Board, consist of any consideration and method of payment allowable under Section 6 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Corporation or of a duly authorized transfer agent of the Corporation) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights of a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 14 of the Plan.

               (iv) Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (v) Except as otherwise specifically provided herein or in the Stock Option Agreement, an Option may not be exercised at any time unless the holder thereof shall have maintained Continuous Status as an Employee or Consultant of the Corporation or of one or more of its Affiliates, from the date of the granting of the Option to the date of its exercise.

                                      11.

          (d) Termination of Employment. In the event that employment of an Employee or the engagement of a Consultant to whom an Option shall have been granted shall be terminated other than by reason of death or disability, such Option may be exercised (to the extent that the Employee or Consultant shall have been entitled to do so at the termination of his employment or consultancy) at any time within three months after such termination or such other longer or shorter period as set forth in the Stock Option Agreement, but in any event no later than the date of expiration of the Option term. So long as the holder of an Option shall maintain Continuous Status as an Employee or Consultant, his Option shall not be affected by any change of duties or position. To the extent that the holder of an Option was not entitled to exercise his Option at the time of his termination, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination.

          (e)  Disability of Optionee.  Notwithstanding the provisions of
Section 7(d) above, in the event an Employee or Consultant does not maintain Continuous Status as an Employee or Consultant as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six months after termination due to such disability (or such other longer or shorter period as set forth in the Stock Option Agreement), exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall terminate.

                                      12.

          (f) Death of Optionee. Unless otherwise set forth in the Stock Option Agreement, in the event of the death of an Optionee who at the time of his death is an Employee or Consultant and who shall have been in Continuous Status as an Employee or Consultant since the date of grant of the Option, or with respect to an Optionee who was such an Employee or Consultant within the preceding three months, the Option may be exercised, at any time within six months following the date of death (or such longer or shorter period as set forth in the Stock Option Agreement), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has accrued at the date of such termination or otherwise pursuant to the terms of the Stock Option Agreement.

          (g) Other. Notwithstanding any provision in this Plan to the contrary, no Option granted to an Employee or a Consultant shall terminate later than the original expiration date set forth in any related Stock Option Agreement.

     8.   Stock Purchase Rights.

          (a) Rights to Purchase. After the Board determines that it will offer an Employee or Consultant the right to purchase Shares (other than pursuant to an Option) under the Plan, it shall advise the offeree in writing of the terms, conditions, and restrictions relating to the offer, including the number of Shares which such person shall be entitled to purchase, the proposed Stock Purchase Agreement, and the time within which such person must accept such offer, which shall in no event exceed nine months from the date upon which the Board made the determination to grant the Stock Purchase Right. The offer may be accepted by execution of

                                      13.

the Stock Purchase Agreement and its return to the Corporation (together with payment for the Stock being purchased) within the time specified.

          (b) Issuance of Shares. Forthwith after payment therefor, the Shares purchased shall be duly issued; provided, however, that the Board may require that the Purchaser make adequate provision for any Federal and State withholding obligations as a condition to the Purchaser purchasing such Shares.

          (c) Repurchase Option. Unless the Board determines otherwise, the Stock Purchase Agreement shall (i) grant the Corporation a repurchase option exercisable upon the voluntary or involuntary termination of the Purchaser as an Employee or Consultant for any reason; and (ii) set the purchase price for Shares repurchased at the original price paid by the Purchaser (plus interest, if any, to be paid pursuant to the Stock Purchase Agreement), which may be paid by cancellation of any indebtedness of the Purchaser to the Corporation. The repurchase option shall lapse at such rate as the Board may determine.

          (d) Other Provisions. The Stock Purchase Agreement shall contain such other terms, provisions, and conditions not inconsistent with the Plan as may be determined by the Board.

     9.   Eligibility of Non-Employee Directors

          (a) Generally. Options under Section 10 shall be granted only to Non-Employee Directors of the Corporation.

          (b) No Additional Options or Stock Purchase Rights. Except as provided in Section 10, Non-Employee Directors shall not be entitled to receive any Option or other Stock

                                      14.

Purchase Right under this Plan and shall not be granted or awarded any equity securities pursuant to any other plan of the Corporation or any affiliate of the Corporation.

     10.  Non-Discretionary Grants to Non-Employee Directors

          (a) New Non-Employee Directors. Each person who is on or after January 27, 1993 elected for the first time to be a Non-Employee Director shall, upon the date of his initial election to be a Non-Employee Director by the Board or stockholders of the Corporation, whichever shall first occur, be granted a Nonstatutory Stock Option to purchase 10,000 shares of Common Stock of the Corporation on the terms and conditions set forth herein.

          (b) Annual Grants. On January 27th of each fiscal year, commencing with January 27, 1993, each person who is then a Non-Employee Director and has been a Non-Employee Director for at least three months shall be granted a Nonstatutory Stock Option to purchase 5,000 shares of Common Stock of the Corporation on the terms and conditions set forth herein.

     11.  Prices for Non-Employee Directors.

          (a) Generally.  The exercise price of each Option granted under
Section 10 shall be 100% of the fair market value of the Common Stock (which shall be the closing sales price) subject to such Option on the date such Option is granted; provided, however, that if such date of grant is not a trading day, the exercise price of such Option shall be 100% of the fair market value of the Common Stock subject to such Option on the trading day immediately preceding the date such Option is granted.

          (b) Payment. Each Non-Employee Director may elect to make payment of the exercise price under one of the following alternatives:

                                      15.

               (i) Payment of the exercise price per share in cash at the time of exercise; or

               (ii) Provided that at the time of the exercise the Corporation's Common Stock is publicly traded and quoted regularly in The Wall Street Journal, payment by delivery of shares of Common Stock of the Corporation already owned by the Non-Employee Director, held for the period required to avoid a charge to the Corporation's reported earnings, and owned free and clear of any liens, claims, encumbrances or security interest, which Common Stock shall be valued at fair market value on the date preceding the date of exercise; or

               (iii) Payment by a combination of the methods of payment specified in subparagraph 11(b)(i) and 11(b)(ii) above.

     12.  Non-Employee Directors' Option Provisions

          Each Option issued to Non-Employee Directors under Section 10 shall contain the following terms and conditions:

          (a) Term of Option. The term of each Option commences on the date it is granted and, unless sooner terminated as set forth herein, expires on the date ("Expiration Date") ten (10) years from the date of grant.

          (b) Termination of Service. In the event that the services of a Non-Employee Director to whom a Non-Employee Director Option has been granted terminate for any reason or no reason, other than by reason of death or disability, such Option may be exercised (to the extent that the Non-Employee Director shall have been entitled to do so at the termination of his service) at any time within three months after such termination. To the extent that such Non-Employee Director was not entitled to exercise his Option at the time of his termination, or

                                      16.

insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall itself terminate at the time of such termination. Notwithstanding any provision in this Section 12(b) to the contrary, the services of a Non-Employee Director shall not be deemed terminated if such Non-Employee Director subsequently becomes an Employee or Consultant.

          (c) Disability of Optionee. Notwithstanding the provisions of Section 12(b) above, in the event a Non-Employee Director is unable to perform services as a Non-Employee Director for the benefit of the Corporation as a result of his total and permanent disability (as defined in Section 22(e)(3) of the Code), he may, but only within six months after termination due to such disability, exercise his Option to the extent he was entitled to exercise it at the date of such disability. To the extent that he was not entitled to exercise the Option at the date of disability, or insofar as he does not exercise such Option to the extent he was entitled within the time specified herein, the Option shall terminate.

          (d) Death of Optionee. In the event of the death of an Optionee who at the time of his death is a Non-Employee Director of the Corporation and who shall have continuously served as a Non-Employee Director since the date of grant of the Option, or with respect to an Optionee who was a Non-Employee Director within the preceding three months, the Option may be exercised, at any time within six months following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that has accrued at the date of such termination or otherwise pursuant to the terms of the Stock Option Agreement.

                                      17.

          (e) No Extension. Notwithstanding any provision in this Plan to the contrary, no Option granted to a Non-Employee Director shall terminate later than its original Expiration Date.

          (f) Exercisability. The Option shall become exercisable from the date of grant at the rate of 2% per month over a period of 50 months, provided that the Optionee has, during the entire period prior to such vesting date, continuously served as a Non-Employee Director or subsequent to serving as a Non-Employee Director continuously served as an Employee or Consultant, whereupon such Option shall become fully exercisable in accordance with its terms with respect to that portion of the shares represented by that installment.

          (g) Amendments. The Board shall not amend more than once every six months any provision of this Plan relating to the amount, price and timing of grants of Options to Non-Employee Directors, including amendments to Sections 9 through 12 of this Plan, except to comply with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations thereunder.

     13. Non-Transferability of Options and Stock Purchase Rights. The Options and Stock Purchase Rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee or Purchaser, only by the Optionee or Purchaser.

     14.  Adjustments Upon Changes in Capitalization or Merger.

          (a) Proportional Adjustments. Subject to any required action by the stockholders of the Corporation, the number of shares of Stock covered by each outstanding

                                      18.

Option and Stock Purchase Right, the number of shares of Stock which have been authorized for issuance under the Plan but as to which no Options or Stock Purchase Rights have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or Stock Purchase Right, and the maximum number of shares subject to award to any person during any calendar year pursuant to Section 5(f), as well as the price per share of Stock covered by each such outstanding Option or Stock Purchase Right, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, the payment of a stock dividend with respect to the Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Corporation; provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Corporation of shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Option or Stock Purchase Right.

          (b) Reorganization. With respect to Options granted to Employees or Consultants, in the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, at the sole discretion of the Board and to the extent permitted by applicable law: (i) any surviving corporation shall assume any Options outstanding under the Plan or shall substitute similar Options for those outstanding under the Plan, (ii) such Options shall continue in full force and effect, or (iii) each Option held by an

                                      19.

Optionee then performing services as an Employee or Consultant will become fully exercisable with respect to all of the Shares subject to the Option prior to the consummation of such proposed action at such time as the Board in its discretion may determine and the Option terminated if not exercised prior to such event. The Board of Directors may also in its discretion require that all of the Shares purchased pursuant to the foregoing clause (iii) which would not otherwise be purchasable at such time except by operation of such clause (iii) shall be subject to a repurchase right of the Corporation (or its successor) which repurchase right shall expire at the same (or earlier) times and to the same (or greater) extent as such Shares would have become purchasable under the Option had the Option not become fully exercisable pursuant to clause (iii). For this purpose, the Board may require that the Optionee and the Corporation (or its successor) execute an agreement (in such form as determined by the Board) with respect to such Shares to reflect the Corporation's (or its successor's) repurchase right. If such Option is to be assumed or substituted, then such Option shall be appropriately adjusted to apply to the kind, class and number of securities or other property which would have been issuable to the Optionee in the consummation of such transaction had the Option been exercised immediately prior to such transaction and appropriate adjustments shall also be made to the price payable per share, provided that the aggregate Option price payable thereunder shall remain the same. With respect to Options granted to Non-Employee Directors, in the event of the proposed dissolution or liquidation of the Corporation, or in the event of a proposed sale of all or substantially all of the assets of the Corporation, or the merger of the Corporation with or into another corporation, to the extent permitted by applicable law, each Option held by an Optionee then performing services as a Non-Employee Director will become fully exercisable with respect to all of the

                                      20.

Shares subject to the Option immediately prior to the consummation of such proposed action and the Option terminated if not exercised prior to such event.

     15. Effectiveness of Plan. The Plan shall become effective on such date as the Board of Directors shall determine, but only after the stockholders of the Corporation shall, by the affirmative vote of a majority in interest of all the shares of the Corporation taken within 12 months after the date the Plan is adopted, have approved the Plan.

     16. Time of Granting Options. Unless otherwise specifically determined by the Board, the granting of an Option shall be deemed to occur at such time as final corporate action necessary to authorize the grant shall have occurred.

     17. No Employee Contract. The Plan shall not confer upon any holder of an Option or holder of a Stock Purchase Right any right with respect to continuation of employment by or the rendition of consulting or director services to the Corporation or any Affiliate of the Corporation, nor shall it interfere in any way with his right or the Corporation's or its Affiliates' (and in the case of directors, the stockholders') right to terminate his employment or services as a Consultant or director at any time.

     18. Withholding. To the extent provided by the terms of a Stock Option Agreement or Stock Purchase Agreement, any Employee or Consultant may satisfy any federal, state or local tax withholding obligation relating to the purchase of stock by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Corporation to withhold from the Shares otherwise issuable to the purchaser a number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Corporation owned and unencumbered Shares having a fair market value

                                      21.

less than or equal to the amount of withholding tax obligation. Any Non-Employee Director may satisfy any federal, state or local tax withholding obligation relating to the purchase of stock by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Corporation to withhold from the Shares otherwise issuable to the purchaser a number of Shares having a fair market value less than or equal to the amount of the withholding tax obligation; or (3) delivering to the Corporation owned and unencumbered Shares having a fair market value less than or equal to the amount of withholding tax obligation.

     19.  Termination and Amendment of Plan.

          (a) Termination. The Plan shall terminate on February 4, 2005, and no Option or Stock Purchase Right shall be granted under the Plan after that date.

          (b) Amendment. Except as otherwise set forth in Section 12(g), the Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14(a) relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Corporation within 12 months before or after the adoption of the amendment, where the amendment will:

               (i) Increase the number of shares reserved for Options and Stock Purchase Rights under the Plan ;

               (ii) Modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the Code); or

               (iii) Modify the Plan in any other way if such modification requires stockholder approval in order for the Plan to satisfy the requirements of Section 422(b) of the

                                      22.

Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. The Board may, in its sole discretion, submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

          (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide optionees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee incentive stock options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

          (d) Rights and obligations under any Option granted before amendment or termination of the Plan shall not be altered or impaired by any amendment of the Plan unless (i) the Corporation requests the consent of the person to whom the Option was granted and (ii) such person consents in writing.

     20.  Issuance of Shares.

          (a) The Corporation shall not be required to issue Shares pursuant to the exercise of an Option or Stock Purchase Right unless the exercise of such Option or Stock Purchase Right and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be

                                      23.

further subject to the approval of counsel for the Corporation with respect to such compliance; provided, however, that this provision shall not require the Corporation to register under the Securities Act of 1933, as amended, either the Plan, any Option or Stock Purchase Right, or any Stock issued or issuable pursuant to such Option or Right.

          (b) As a condition to the exercise of an Option or Stock Purchase Right, the Corporation may impose various conditions, including a requirement that the person exercising such Option represent and warrant, at the time of any such exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

     21. Reservation of Shares. The Corporation, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Corporation to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Corporation's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Corporation of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                                      24.